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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 18, 2001, except as to the pooling of interest with Accord Networks Ltd, which is as of February 28, 2001, relating to the consolidated financial statements of Polycom, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
January 23, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS